Exhibit 10.1
AMENDMENT TO
RC2 CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(as amended effect May 4, 2007)
     This Amendment to RC2 Corporation Employee Stock Option Plan is adopted by RC2 Corporation, a Delaware corporation (the “Company”).
     WHEREAS, the Company adopted the RC2 Corporation Employee Stock Purchase Plan (the “Plan”) as amended effective May 4, 2007, with the Plan intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan); and
     WHEREAS, the Board has authorized an amendment to the Plan as set forth herein.
     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of its execution as set out below:
     1. Section 4.01 of the Plan is hereby amended to add the following sentence at the end thereof:
Notwithstanding anything in this Plan to the contrary, no new Offerings shall commence following March 10, 2011.
     2. Except as provided above, the Plan is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the Company has hereby executed this Amendment as of the 10th day of March, 2011.

RC2 CORPORATION

BY	/s/ Curtis W. Stoelting
Name: Curtis W. Stoelting
Title: Chief Executive Officer